Exhibit 99.1

Fortune Brands Home & Security Continues Sales Growth in Q3 2011

Highlights:

  Net sales rise to $848 million, up 4 percent amid a softer-than-expected home products market
  Sales gains driven by Plumbing & Accessories, Kitchen & Bath Cabinets, and Storage & Security
  Company successfully completes spin-off from parent on Oct. 3

DEERFIELD, Ill.--(BUSINESS WIRE)--November 2, 2011--Fortune Brands Home & Security (NYSE: FBHS), an industry-leading home and security products company, today announced results for the third quarter of 2011.

Net sales were $848 million, an increase of 4 percent over the third quarter of 2010. On a GAAP basis, operating income was $49.4 million, a decrease of 24 percent from the prior-year quarter. Diluted earnings per share on a GAAP basis were $0.13, a decrease of 28 percent year-over-year.

On an adjusted pro forma basis, operating income was $50.5 million, a decrease of 18 percent from the prior-year quarter. Excluding the favorable resolution of an $8.2 million litigation matter in the third quarter of 2010, the decrease would have been 6 percent. Adjusted pro forma diluted earnings per share were $0.19, a decrease of $0.06 year-over-year. Excluding the litigation matter, EPS were down $0.03.

“We continued to grow sales, which indicates that we are winning despite ongoing challenges in our industry,” said Christopher J. Klein, chief executive officer, Fortune Brands Home & Security. “Our investments in innovation and market expansion are paying off in meaningful growth in our Plumbing, Cabinets, and Storage & Security segments, while our Advanced Materials Window & Door Systems segment was impacted by lower window sales and an unfavorable product mix. We believe we continue to outperform the market for our products. Despite pressure on operating income from current headwinds such as increased raw material and transportation costs, plus promotional activity in Cabinets, all of our segments were profitable on an adjusted pro forma basis.”

For each segment in the third quarter 2011, compared to the prior-year quarter:

  Plumbing & Accessories net sales were up 10 percent, with gains in the U.S. wholesale and retail channels as well as in China.
  Kitchen & Bath Cabinetry net sales were up 4 percent. The company saw continued positive impact from its in-stock cabinetry and vanity programs at Lowe’s and the Martha Stewart Living® line of cabinets at The Home Depot.
  Storage & Security net sales were up 3 percent, with Master Lock benefitting from new products and a solid back-to-school season.
  Advanced Materials Window & Door Systems net sales were down 1 percent, with an increase in door sales offset by a sharp decline in windows. The company believes last year’s energy tax credit pulled substantial windows demand forward into 2010.

“The third quarter home products market was weaker than earlier estimates, and that impacted the big-ticket, discretionary products in our Cabinetry and Window & Door segments. But our Plumbing and Security & Storage segments, which are generally more stable, generated strong sales and operating margins,” Klein said.

“We addressed our manufacturing footprint early in the housing downturn and anticipate that this will allow us to generate new products and programs now to help us remain successful, regardless of the recovery’s pace. Our third quarter results indicate that we continued to win in this challenging environment, and we believe we are well-positioned for further success in front of the eventual market recovery,” Klein added. “Our spin-off was executed well, our strong capital structure is in place, and our strategy is clear and we are executing against it.”

For the fourth quarter of 2011, the company believes the market for its products will be similar to the third quarter, down 2 to 3 percent. Based on this market assumption, the company expects its fourth quarter net sales to increase low single digits compared to the same period last year. The company expects net sales will increase in all segments, except Windows & Doors.

The company’s current plan is to provide annual guidance for 2012 in its fourth quarter 2011 earnings announcement.

Adjusted pro forma

“Adjusted pro forma” is defined as continuing operations results before charges/gains, adjusted to assume that Fortune Brands Home & Security was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off, public company corporate expense and its independent company tax rate.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The company’s trusted brands include Master Lock, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The company’s 16,000 associates generated more than $3.2 billion in net sales in 2010. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.fbhs.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in the “Risk Factors” section contained in the Information Statement filed as an exhibit to the registration statement on Form 10, as amended, filed with the Securities and Exchange Commission. The forward-looking statements included in this document are made as of the date hereof, and except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as adjusted pro forma operating income, adjusted pro forma diluted earnings per share, adjusted pro forma unlevered free cash flow and adjusted pro forma EBITDA. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
ADJUSTED PRO FORMA INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$310.7	$300.1	3.5	$954.6	$902.1	5.8
Plumbing & Accessories	249.1	227.4	9.5	704.7	684.1	3.0
Advanced Material Windows & Door Systems	148.2	149.5	(0.9)	399.2	427.6	(6.6)
Security & Storage	140.0	136.1	2.9	394.0	376.0	4.8
Total Net Sales	$848.0	$813.1	4.3	$2,452.5	$2,389.8	2.6

Adjusted Pro Forma Operating Income(a)
Kitchen & Bath Cabinetry	$8.0	$9.6	(16.7)	$21.5	$30.3	(29.0)
Plumbing & Accessories	38.7	31.4	23.2	98.8	97.5	1.3
Advanced Material Windows & Door Systems	1.9	7.1	(73.2)	(6.7)	9.5	-
Security & Storage	20.0	28.5	(29.8)	45.7	50.6	(9.7)
Corporate expense	(18.1)	(14.9)	(21.5)	(50.2)	(47.2)	(6.4)
Total Adjusted Pro Forma Operating Income	$50.5	$61.7	(18.2)	$109.1	$140.7	(22.5)

Adjusted Pro Forma Earnings Per Share(b)
Diluted	$0.19	$0.25	(24.0)	$0.42	$0.57	(26.3)

Adjusted Pro Forma EBITDA(c)	$73.8	$88.0	(16.1)	$183.0	$220.4	(17.0)

Adjusted Pro Forma Unlevered Free Cash Flow(d)				$(8.8)	$75.9	-
(a) Adjusted pro forma operating income is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges and business separation costs. Adjusted pro forma operating income is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(b) Adjusted pro forma diluted EPS is Net Income calculated on a diluted per-share basis adjusted to assume that FBHS was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off, public company corporate expense, and its independent company tax rate.

Adjusted pro forma diluted EPS is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Adjusted pro forma EBITDA is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. Adjusted pro forma EBITDA is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Adjusted pro forma unlevered free cash flow is Cash Flow from Operations (i) less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) and estimated incremental standalone corporate expenses, net of tax, (ii) plus related party interest expense, net of tax, and external interest expense, net of tax. In computing unlevered free cash flow, net of tax reconciling items assume an income tax rate of 35%. Unlevered free cash flow is a measure not derived in accordance with GAAP. Management believes that adjusted pro forma unlevered free cash flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30,	December 31,
	2011	2010

Assets
Current assets
Cash and cash equivalents	$127.6	$60.7
Accounts receivable, net	391.8	374.2
Inventories	368.8	333.0
Loans to Fortune Brands	12.8	572.8
Other current assets	114.1	127.1
Total current assets	1,015.1	1,467.8

Property, plant and equipment, net	538.1	550.0
Goodwill resulting from business acquisitions	1,366.5	1,364.9
Other intangible assets, net of accumulated amortization	792.2	798.8
Other assets	129.0	77.9
Total assets	$3,840.9	$4,259.4

Liabilities and Equity
Current liabilities
Notes payable to banks	$3.3	$3.0
Accounts payable	258.4	252.8
Dividend payable to Fortune Brands(a)	548.9	-
Loans from Fortune Brands	56.4	-
Other current liabilities	279.2	320.7
Total current liabilities	1,146.2	576.5

Long-term debt	16.8	16.8
Deferred income taxes	258.2	267.4
Accrued pension and postretirement benefits	187.8	136.0
Loans from Fortune Brands	-	3,214.0
Other long-term liabilities	103.5	103.6
Total liabilities	1,712.5	4,314.3

Stockholders' equity	2,124.9	(58.4)
Noncontrolling interests	3.5	3.5
Total equity	2,128.4	(54.9)
Total liabilities and equity	$3,840.9	$4,259.4

(a) Dividend payment was made on October 3, 2011 with cash on hand and proceeds of $500 million from the Company's bank credit facility and term loan.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating Activities
Net Income	$50.9	$47.7
Depreciation and Amortization	76.0	81.0
Other noncash items	14.5	25.1
Changes in assets liabilities, net	(118.4)	(97.7)
Net cash provided by operating activities	$23.0	$56.1

Investing Activities
Capital expenditures, net of proceeds	$(38.0)	$(27.3)
Acquisitions, net of cash acquired	(6.0)	-
Net cash used in investing activities	$(44.0)	$(27.3)

Financing Activities
Net borrowings on loans with Fortune Brands, Inc., debt and other	$88.9	$(29.1)

Effect of changes in foreign currency exchange rates on cash	$(1.0)	$0.1

Increase (decrease) in cash and cash equivalents	$66.9	$(0.2)
Cash and cash equivalents at beginning of year	60.7	57.8
Cash and cash equivalents at end of period	$127.6	$57.6

ADJUSTED PRO FORMA UNLEVERED FREE CASH FLOW RECONCILIATION

	Nine Months Ended September 30,
	2011	2010

Adjusted pro forma unlevered free cash flow(a)	$(8.8)	$75.9
Add:
Standalone corporate expenses, net of tax	9.0	9.8
Less:
Related party interest expense, net of tax	15.1	56.7
External interest expense, net of tax	0.1	0.2
Free Cash Flow	$(15.0)	$28.8
Add:
Capital Expenditures	41.4	28.2
Less:
Proceeds from disposition of assets	3.4	0.9

Cash flow from operations (GAAP)	$23.0	$56.1

(a) Adjusted pro forma unlevered free cash flow is Cash Flow from Operations (i) less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) and estimated incremental standalone corporate expenses, net of tax, (ii) plus related party interest expense, net of tax, and external interest expense, net of tax. In computing unlevered free cash flow, net of tax reconciling items assume an income tax rate of 35%. Unlevered free cash flow is a measure not derived in accordance with GAAP. Management believes that adjusted pro forma unlevered free cash flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

Fortune Brands Home and Security, Inc.

Adjusted Pro Forma Financial Information

The adjusted pro forma income information of Fortune Brands Home & Security, Inc. (“FBHS”) is unaudited and has been derived from Fortune Brands Home & Security, Inc.’s consolidated financial statements.

The adjusted pro forma information is for informational purposes and is not intended to represent what FBHS’s operating income and diluted EPS or cash flows would have been had the spin-off of FBHS from Fortune Brands, Inc. occurred on January 1, 2010. The adjusted pro forma information should not be considered indicative of FBHS’s future results of operations as an independent public company.

Adjusted pro forma results are continuing operations results before charges/gains, adjusted to assume that Home & Security was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off, public company corporate expense, and its independent company tax rate. More specifically, the adjusted pro forma information gives pro forma effect to the following:

  The spin-off of FBHS as if it had occurred on January 1, 2010 including (i) the elimination of all intercompany borrowings with Fortune Brands, (ii) initial bank borrowings by FBHS of $500 million to fund a dividend to Fortune Brands, Inc. immediately prior to the spin-off and (iii) the distribution of FBHS shares to Fortune Brands’ shareholders at a ratio of 1:1.
  Annual FBHS interest cost associated with bank borrowings of approximately $8 million and $6 million in 2010 and 2011, respectively based on FBHS’s credit facilities entered into in August 2011.
  Estimated incremental costs required to operate and report as an independent public company as if the spin-off had occurred on January 1, 2010.
  The elimination of charges/gains associated with restructuring and other charges attributable to the FBHS business and business separation costs attributable to the separation from Fortune Brands.
  An estimated stand-alone FBHS effective income tax rate of approximately 35%. This rate excludes the impact of unusual items such as adjustments to provisions related to uncertain tax positions.

The adjusted pro forma measures are not derived in accordance with GAAP. Management believes this information provides investors with helpful supplemental information regarding the underlying performance of FBHS from period to period were it functioning as an independent public company. The adjusted pro forma information may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change

Net Sales	$848.0	$813.1	4.3	$2,452.5	$2,389.8	2.6

Cost of products sold	576.9	541.2	6.6	1,682.5	1,604.5	4.9

Selling, general
and administrative expenses	214.7	202.8	5.9	637.7	619.7	2.9

Amortization of intangible assets	3.5	3.7	(5.4)	11.0	12.0	(8.3)

Restructuring charges	1.1	0.1	-	1.8	0.8	125.0

Business separation costs	2.4	-	-	2.4	-	-

Operating Income	49.4	65.3	(24.3)	117.1	152.8	(23.4)

Related party interest expense, net	0.2	29.1	(99.3)	23.2	87.3	(73.4)

External interest expense (income)	(0.1)	0.2	(150.0)	0.2	0.3	(33.3)

Other expense (income), net	1.8	(0.8)	325.0	1.9	(0.5)	480.0

Income before income taxes	47.5	36.8	29.1	91.8	65.7	39.7

Income taxes	27.1	9.1	197.8	40.9	18.0	127.2

Net Income	$20.4	$27.7	(26.4)	$50.9	$47.7	6.7

Less: Noncontrolling interests	0.3	0.3	-	0.9	0.8	12.5

Net Income attributable to
Fortune Brands Home & Security	$20.1	$27.4	(26.6)	$50.0	$46.9	6.6

Amounts attributable to Fortune Brands
Home & Security common stockholders:
Net income attributable to Fortune Brands Home & Security	$20.1	$27.4	(26.6)	$50.0	$46.9	6.6

Earnings Per Common Share, Diluted(a):
Net Income	$0.13	$0.18	(27.8)	$0.32	$0.30	6.7

Diluted Average Shares Outstanding(a)	155.1	155.1	-	155.1	155.1	-

(a) On September 27, 2011 shares of Home & Security common stock (par value $0.01 per share) were split from 1,000 shares issued and outstanding and 100,000 authorized to approximately 155.1 million shares issued and outstanding and 750 million shares authorized. Diluted earnings per common share and the average number of common shares outstanding were retrospectively restated adjusting the number of Home & Security shares for the stock split.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$310.7	$300.1	3.5	$954.6	$902.1	5.8
Plumbing & Accessories	249.1	227.4	9.5	704.7	684.1	3.0
Advanced Material Windows & Door Systems	148.2	149.5	(0.9)	399.2	427.6	(6.6)
Security & Storage	140.0	136.1	2.9	394.0	376.0	4.8
Total Net Sales	$848.0	$813.1	4.3	$2,452.5	$2,389.8	2.6

Operating Income (GAAP)
Kitchen & Bath Cabinetry	$7.8	$9.7	(19.6)	$20.9	$29.2	(28.4)
Plumbing & Accessories	38.6	31.3	23.3	98.9	97.5	1.4
Advanced Material Windows & Door Systems	(0.3)	7.1	-	(9.6)	9.1	-
Security & Storage	20.0	27.1	(26.2)	45.7	49.2	(7.1)
Corporate Expenses(a)	(16.7)	(9.9)	(68.7)	(38.8)	(32.2)	(20.5)
Total Operating Income	$49.4	$65.3	(24.3)	$117.1	$152.8	(23.4)

ADJUSTED PRO FORMA OPERATING INCOME RECONCILIATION

Adjusted Pro Forma Operating Income(b)
Kitchen & Bath Cabinetry	$8.0	$9.6	(16.7)	$21.5	$30.3	(29.0)
Plumbing & Accessories	38.7	31.4	23.2	98.8	97.5	1.3
Advanced Material Windows & Door Systems	1.9	7.1	(73.2)	(6.7)	9.5	-
Security & Storage	20.0	28.5	(29.8)	45.7	50.6	(9.7)
Corporate expenses	(18.1)	(14.9)	(21.5)	(50.2)	(47.2)	(6.4)

Adjusted Pro Forma Operating Income	50.5	61.7	(18.2)	109.1	140.7	(22.5)
Restructuring and other charges(c)	(2.5)	(1.4)	(78.6)	(3.4)	(2.9)	(17.2)
Standalone corporate costs(d)	3.8	5.0	(24.0)	13.8	15.0	(8.0)
Business separation costs(e)	(2.4)	-	-	(2.4)	-	-
Operating Income (GAAP)	$49.4	$65.3	(24.3)	$117.1	$152.8	(23.4)
(a) Corporate expenses include allocations of certain Fortune Brands general corporate expenses incurred directly by Fortune Brands. These allocated expenses include costs associated with legal, finance, treasury, accounting, internal audit and general management services. They also include the components of defined benefit plan expense other than service cost which included expense of $2.6 million and $1.4 million in the three months ended September 30, 2011 and 2010, respectively, and $6.0 million and $4.3 million in the nine months ended September 30, 2011 and 2010, respectively. There are no amounts that are the elimination or reversal of transactions between reportable segments.

(b) Adjusted pro forma operating income is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges and business separation costs. Adjusted pro forma operating income is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs and asset write-downs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under U.S. GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

(d) The Company estimates it will incur higher corporate expenses of approximately $20 million annually associated with the incremental costs of functioning as an independent standalone public company.

(e) Business separation costs are costs related to non-cash non-recurring costs associated with the modification of share-based compensation awards as a result of the Separation from Fortune Brands.

ADJUSTED PRO FORMA OPERATING INCOME EXCLUDING LITIGATION RESOLUTION RECONCILIATION

	Three Months Ended September 30,
	2011	2010	% Change
Adjusted pro forma operating income
excluding favorable resolution of litigation matter(f)	$50.5	$53.5	(5.6)
Favorable resolution of litigation matter	-	8.2	-
Adjusted pro forma operating income	$50.5	$61.7	(18.2)
Restructuring and other charges	(2.5)	(1.4)	(78.6)
Standalone corporate costs	3.8	5.0	(24.0)
Business separation costs	(2.4)	-	-
Operating Income (GAAP)	$49.4	$65.3	(24.3)

(f) Adjusted pro forma operating income excluding the favorable resolution of litigation matter is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, business separation costs and the favorable resolution of a litigation matter. Adjusted pro forma operating income excluding the favorable resolution of litigation matter is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

ADJUSTED PRO FORMA DILUTED EPS RECONCILIATION
Adjusted pro forma diluted EPS is Net Income calculated on a diluted per-share basis adjusted to assume that FBHS was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off, public company corporate expense, and its independent company tax rate.

For the third quarter of 2011, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $2.5 million ($1.5 million after tax or $0.01 per diluted share) of restructuring and other charges, business separation costs of $2.4 million ($1.8 million after tax or $0.01 per diluted share), standalone corporate costs of $3.8 million ($2.4 million after tax or $0.02 per diluted share), capital structure changes of $1.5 million ($0.9 after tax or $0.01 per diluted share), and adjusted pro forma tax rate adjustment of $10.2 million ($0.07 per diluted share).

For the nine month period ended September 30, 2011, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $3.4 million ($2.2 million after tax or $0.01 per diluted share) of restructuring and other charges, business separation costs of $2.4 million ($1.8 million after tax or $0.01 per diluted share), standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), capital structure changes of $18.6 million ($11.5 after tax or $0.07 per diluted share), and adjusted pro forma tax rate adjustment of $8.8 million ($0.06 per diluted share).

For the third quarter of 2010, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $1.4 million ($1.0 million after tax) of restructuring and other charges, standalone corporate costs of $5.0 million ($3.1 million after tax or $0.02 per diluted share), capital structure changes of $27.2 million ($16.9 after tax or $0.11 per diluted share), and adjusted pro forma tax rate adjustment of $3.2 million ($0.02 per diluted share).

For the nine month period ended September 30, 2010, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $2.9 million ($1.9 million after tax or $0.01 per diluted share) of restructuring and other charges, income tax-related credits of $1.8 million ($0.01 per diluted share) related to the resolution of routine foreign and US income tax audit examinations, standalone corporate costs of $15 million ($9.3 million after tax or $0.06 per diluted share), capital structure changes of $81.3 million ($50.4 after tax or $0.33 per diluted share), and adjusted pro forma tax rate adjustment of $1.1 million ($0.01 per diluted share) and the impact of adjusted pro forma diluted shares outstanding ($0.01 per diluted share).

Adjusted pro forma diluted EPS is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change

Earnings Per Common Share - Diluted
Adjusted Pro Forma Diluted EPS	$0.19	$0.25	(24.0)	0.42	0.57	(26.3)

Restructuring and other charges	(0.01)	-	-	(0.01)	(0.01)	-
Standalone corporate costs	0.02	0.02	-	0.05	0.06	(16.7)
Capital structure change	0.01	(0.11)	109.1	(0.07)	(0.33)	78.8
Business separation costs	(0.01)	-	-	(0.01)	-	-
Income tax related credits	-	-	-	-	0.01	(100.0)
Adjusted pro forma tax rate adjustment	(0.07)	0.02	(450.0)	(0.06)	0.01	(700.0)
Impact of adjusted pro forma diluted shares outstanding	-	-	-	-	(0.01)	100.0

Diluted EPS	$0.13	$0.18	(27.8)	$0.32	$0.30	6.7

ADJUSTED PRO FORMA DILUTED EPS EXCLUDING LITIGATION RESOLUTION RECONCILIATION

	Three Months Ended September 30,
	2011	2010	% Change

Earnings Per Common Share - Diluted
Adjusted Pro Forma Diluted EPS
excluding favorable resolution of litigation matter	$0.19	$0.22	(13.6)

Favorable resolution of litigation matter	-	0.03	(100.0)
Adjusted Pro Forma Diluted EPS	$0.19	$0.25	(24.0)

Restructuring and other charges	(0.01)	-	-
Standalone corporate costs	0.02	0.02	-
Capital structure change	0.01	(0.11)	109.1
Business separation costs	(0.01)	-	-
Adjusted pro forma tax rate adjustment	(0.07)	0.02	(450.0)

Diluted EPS	$0.13	$0.18	(27.8)
Adjusted pro forma diluted EPS excluding the favorable resolution of a litigation matter is Net Income calculated on a diluted per-share basis adjusted to assume that FBHS was an independent business as of the beginning of 2010, excluding the favorable resolution of a litigation matter in the 3rd quarter of 2010, and including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off, public company corporate expense, and its independent company tax rate.

Adjusted pro forma diluted EPS excluding the favorable resolution of a litigation matter is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED PRO FORMA EBITDA TO GAAP NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change

Adjusted Pro Forma EBITDA	$73.8	$88.0	(16.1)	$183.0	$220.4	(17.0)

Depreciation (a)	$(21.6)	$(21.8)	0.9	$(64.8)	$(67.2)	3.6
Amortization of intangible assets	(3.5)	(3.7)	5.4	(11.0)	(12.0)	8.3
Restructuring and other charges	(2.5)	(1.4)	(78.6)	(3.4)	(2.9)	(17.2)
Separation costs	(2.4)	-	-	(2.4)	-	-
Related party interest expense, net	(0.2)	(29.1)	99.3	(23.2)	(87.3)	73.4
External interest (expense) income	0.1	(0.2)	-	(0.2)	(0.3)	33.3
Standalone corporate expenses	3.8	5.0	(24.0)	13.8	15.0	(8.0)
Income tax (provision) benefit	(27.1)	(9.1)	(197.8)	(40.9)	(18.0)	(127.2)

Net Income	$20.4	$27.7	(26.4)	$50.9	$47.7	6.7
Noncontrolling interests	(0.3)	(0.3)	-	(0.9)	(0.8)	(12.5)
Net income attributable to Home & Security	$20.1	$27.4	(26.6)	$50.0	$46.9	6.6

Adjusted pro forma EBITDA is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, net, and income taxes.

Adjusted pro forma EBITDA is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(a) Depreciation excludes accelerated depreciation included in restructuring and other charges.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Adjusted Pro Forma Information
Three Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Pro forma adjustments

		Restructuring	Standalone	Business	Capital	Pro forma
	GAAP	and other	corporate	separation	structure	tax rate	Adjusted
	(unaudited)	charges	costs	costs	change	adjustment	Pro Forma

2011	THIRD QUARTER

Net Sales	$848.0	-	-	-	-	-

Cost of products sold	576.9	(1.4)	-	-	-	-
Selling, general & administrative expenses	214.7	-	3.8	-	-	-
Amortization of intangible assets	3.5	-	-	-	-	-
Restructuring charges	1.1	(1.1)	-	-	-	-
Business separation costs	2.4	-	-	(2.4)	-	-

Operating Income	49.4	2.5	(3.8)	2.4	-	-	50.5

Related party interest expense, net	0.2	-	-	-	1.5	-
External interest expense (income)	(0.1)	-	-	-	-	-
Other expense, net	1.8	-	-	-	-	-

Income before income taxes	47.5	2.5	(3.8)	2.4	(1.5)	-	47.1

Income taxes	27.1	1.0	(1.4)	0.6	(0.6)	(10.2)

Net Income	$20.4	1.5	(2.4)	1.8	(0.9)	10.2	$30.6

Less: Noncontrolling interests	0.3	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security	$20.1	1.5	(2.4)	1.8	(0.9)	10.2	$30.3

Average Diluted Shares Outstanding	155.1						156.6

Diluted EPS	0.13						0.19

2010

Net Sales	$813.1	-	-	-	-	-

Cost of products sold	541.2	0.1	-	-	-	-

Selling, general & administrative expenses	202.8	(1.4)	5.0	-	-	-
Amortization of intangible assets	3.7	-	-	-	-	-
Restructuring charges	0.1	(0.1)	-	-	-	-

Operating Income	65.3	1.4	(5.0)	-	-	-	61.7

Related party interest expense, net	29.1	-	-	-	(27.2)	-
External interest expense	0.2	-	-	-	-	-
Other expense (income), net	(0.8)	-	-	-	-	-

Income before income taxes	36.8	1.4	(5.0)	-	27.2	-	60.4

Income taxes	9.1	0.4	(1.9)	-	10.3	3.2

Net Income	$27.7	1.0	(3.1)	-	16.9	(3.2)	$39.3

Less: Noncontrolling interests	0.3	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security	$27.4	1.0	(3.1)	-	16.9	(3.2)	$39.0

Average Diluted Shares Outstanding	155.1						153.2

Diluted EPS	0.18						0.25

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Adjusted Pro Forma Information
Nine Months Ended September 30,
$ - millions, except per share amounts

		Pro forma adjustments

		Restructuring	Standalone	Business	Capital	Income tax	Pro forma
	GAAP	and other	corporate	separation	structure	related	tax rate	Adjusted
	(unaudited)	charges	costs	costs	change	credits	adjustment	Pro Forma

2011	YEAR TO DATE

Net Sales	$2,452.5	-	-	-	-	-	-

Cost of products sold	1,682.5	(1.6)	-	-	-	-	-
Selling, general & administrative expenses	637.7	-	13.8	-	-	-	-
Amortization of intangible assets	11.0	-	-	-	-	-	-
Restructuring charges	1.8	(1.8)	-	-	-	-	-
Business separation costs	2.4	-	-	(2.4)	-	-	-

Operating Income	117.1	3.4	(13.8)	2.4	-	-	-	109.1

Related party interest expense, net	23.2	-	-	-	(18.6)	-	-
External interest expense	0.2	-	-	-	-	-	-
Other expense (income), net	1.9	-	-	-	-	-	-

Income before income taxes	91.8	3.4	(13.8)	2.4	18.6	-	-	102.4

Income taxes	40.9	1.2	(5.2)	0.6	7.1	-	(8.8)
								-

Net Income	$50.9	2.2	(8.6)	1.8	11.5	-	8.8	$66.6

Less: Noncontrolling interests	0.9	-	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security	$50.0	2.2	(8.6)	1.8	11.5	-	8.8	$65.7

Average Diluted Shares Outstanding	155.1							156.1

Diluted EPS	0.32							0.42

2010

Net Sales	$2,389.8	-	-	-	-	-	-

Cost of products sold	1,604.5	(1.1)	-	-	-	-	-
Selling, general & administrative expenses	619.7	(1.0)	15.0	-	-	-	-
Amortization of intangible assets	12.0	-	-	-	-	-	-
Restructuring charges	0.8	(0.8)	-	-	-	-	-

Operating Income	152.8	2.9	(15.0)	-	-	-	-	140.7

Related party interest expense, net	87.3	-	-	-	(81.3)	-	-
External interest expense (income)	0.3	-	-	-	-	-	-
Other expense (income), net	(0.5)	-	-	-	-	-	-

Income before income taxes	65.7	2.9	(15.0)	-	81.3	-	-	134.9

Income taxes	18.0	1.0	(5.7)	-	30.9	1.8	1.1

Net Income	$47.7	1.9	(9.3)	-	50.4	(1.8)	(1.1)	$87.8

Less: Noncontrolling interests	0.8	-	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security	$46.9	1.9	(9.3)	-	50.4	(1.8)	(1.1)	$87.0

Average Diluted Shares Outstanding	155.1							152.8

Diluted EPS	0.30							0.57

CONTACT:
Fortune Brands Home & Security
MEDIA CONTACT:
Gary Ross, 847-484-4456
gary.ross@fbhs.com
or
INVESTOR CONTACT:
Brian Lantz, 847-484-4574
brian.lantz@fbhs.com